UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2025

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of CN
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +852 2669-8078

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNET	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025, CNET Technology Limited (the “Purchaser”), a wholly-owned subsidiary of ZW Data Action Technologies Inc. (the “Company”) in the British Virgin Islands, entered into a purchase agreement (the “Acquisition Agreement”) with B Ocean Capital Management Limited, a Cayman Islands company, and Oasis Management Consultant Limited, a Hong Kong company (collectively with B Ocean Capital Management Limited, the “Sellers”) and Titans Investment Asset Holdings Limited, a British Virgin Islands company (“Titans”), pursuant to which each Seller will sell its 9.80% equity interests in Titans (the “Equity Interests”) to the Purchaser. In consideration for the Equity Interests, the Purchaser shall pay to the Sellers totaling $300,000 in cash and cause the Company to issue 200,000 shares of common stock of the Company, having a total value of $420,000 and valued at $2.10 per share, to the Sellers. The closing of the acquisition is subject to customary terms and conditions as set forth in the Acquisition Agreement.

A copy of the Acquisition Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement, dated September 17, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2025		ZW Data Action Technologies Inc.

	By:	/s/ Handong Cheng
Name: Handong Cheng Title: Chief Executive Officer and Acting Chief Financial Officer